Exhibit 10.44

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT

Dated June 17, 2016

among

LANNETT COMPANY, INC.,

as the Borrower

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

and

Each Lender Party Hereto

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT, dated as of June 17, 2016 (this “Amendment”), is made by and among Lannett Company, Inc., a Delaware corporation (the “Borrower”), each lender party hereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, are party to that certain Credit and Guaranty Agreement, dated as of November 25, 2015 (as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of June 17, 2016 (the “First Amendment”), among the Borrower, each incremental term lender party thereto and the Administrative Agent and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders party hereto, constituting no less than the Requisite Lenders (determined immediately prior to giving effect to this Amendment) are willing to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.  Capitalized terms not otherwise defined herein, including in the introduction and the recitals hereto, shall have the respective meanings ascribed to them in Credit Agreement.

2.                                      Amendments to the Credit Agreement.  As of the Second Amendment Effective Date (as defined below) and subject to the satisfaction of the applicable conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended by deleting Section 6.8(a)(1) thereof in its entirety and substituting in lieu thereof the following:

“Make, directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of any Indebtedness of the Borrower or any Restricted Subsidiary that is (x) expressly subordinate to the Obligations, (y) any Refinancing Indebtedness in respect of clause (x) pursuant to Section 6.1(c)(ii) or (z) any Senior Notes (clauses (x), (y) and (z)

each, a “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (a) with the proceeds of Refinancing Indebtedness, (b) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (c) the conversion of any Junior Financing to Equity Interests (other than Disqualified Stock) of the Borrower or of any Parent Holding Company, (d) so long as no Event of Default has occurred and is continuing or would result therefrom, any payments or distributions in respect of Junior Financings prior to their scheduled maturity (1) in an aggregate amount not to exceed 4.25% of Consolidated Total Assets or (2) made with any portion of the Cumulative Credit, (e) payments or distributions in amounts that would otherwise have been permitted to be made as Restricted Payments; provided that any such prepayment shall constitute a utilization of the applicable Restricted Payment capacity and (f) the repurchase, redemption, termination, repayment or retirement of the Senior Notes; or”

3.                                      Representations and Warranties.  Borrower hereby represents and warrants that:

(a)                                 The execution, delivery and performance by the Borrower of this Amendment (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by the Borrower and (b) will not (A) violate (i) any provision of applicable law, statute, rule or regulation, (ii) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over the Borrower or (iv) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(A)(ii), (iii) or (iv) or (b)(B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c)                                  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents (other than Liens with respect to Intellectual Property, the perfection of which is addressed in Section 4.17(c) of the Credit Agreement) or the exercise by any Agent or any Lender of its rights

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under the Credit Documents or the remedies in respect of the Collateral, except for (a) the filing of UCC and financing statements (or similar documents), (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of any mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.4 of the Credit Agreement.

(d)                                 The representations and warranties contained in the Credit Agreement or in any other Credit Document shall be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifiers shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof.

(e)                                  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

4.                                      Reaffirmation of the Credit Parties.  Borrower hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document is, and the obligations of each Credit Party contained in the Existing Credit Agreement, this Amendment and in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.  For greater certainty and without limiting the foregoing, Borrower hereby confirms that the existing security interests granted by each Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.

5.                                      Second Amendment Effective Date.  This Amendment shall become effective as of the date when, and only when, each of the following conditions have been satisfied or waived in accordance with the terms herein (the “Second Amendment Effective Date”):

(a)                                 Consents.  The Administrative Agent shall have received copies of this Amendment duly executed and delivered by the Administrative Agent, the Requisite Lenders (determined immediately prior to giving effect to this Amendment) and the Borrower.

(b)                                 Fees and Expenses.  The Administrative Agent and the Lenders shall have received all accrued and reasonable fees, costs and expenses (including legal fees and expenses) and other amounts due and payable in connection with this Amendment on or prior to the Second Amendment Effective Date, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date.

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(c)                                  Secretary Certificate.  the Administrative Agent shall have received a (i) certificate of an Authorized Officer of the Borrower dated as of the Second Amendment Effective Date, which shall (A) certify the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance of the Borrower of this Amendment, (B) identify by name and title and bear the signatures of the officers of the Borrower authorized to sign this Amendment and (C) contain appropriate attachments, including the Organization Documents of the Borrower certified, if applicable, by the relevant authority of the jurisdiction of organization of the Borrower and (ii) good standing certificate of a recent date for the Borrower from its jurisdiction of organization.

(d)                                 Officer Certificate. the Administrative Agent shall have received a certificate dated as of the Second Amendment Effective Date and executed by an Authorized Officer of the Borrower as to the matters set forth in Sections 3(c), (d) and (e) above.

(e)                                  Legal Opinions. The Administrative Agent shall have received an opinion of Fox Rothschild LLP, Delaware counsel to the Borrower, addressed to the Administrative Agent and each Lender, in form and substance consistent with the legal opinion delivered with respect to the Borrower on the Closing Date (after giving effect to any necessary changes to reflect a change in law, change in fact or change to the counsel’s form of opinion that is reasonably satisfactory to the Administrative Agent).

6.                                      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  SECTIONS 10.11, 10.15 AND 10.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

7.                                      Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except with the written consent of the parties hereto and in accordance with Section 10.8 of the Credit Agreement.

8.                                      Entire Agreement.  This Amendment, the Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Amendment is a Credit Document.  This Amendment shall not constitute a novation of

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any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents shall, to the extent not paid or exchanged on or prior to the Second Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

9.                                      Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.                               Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by fax or other electronic transmission of an original executed counterpart of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LANNETT COMPANY, INC., as the Borrower

By:	/s/ Arthur P. Bedrosian
Name: Arthur P. Bedrosian
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2]

[LENDER], as Lender (1)

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2]

(1) Signature Pages are on file with the Administrative Agent.